9/27/2007
                              OPPENHEIMER FUNDS

                          COMPENSATION DEFERRAL PLAN

                                   PREAMBLE

      The registered open-end investment companies listed on Schedule A hereto (the "Funds"), with principal offices at 6803 South Tucson Way,
Englewood, CO 80112, hereby establish this Compensation Deferral Plan for
Eligible Trustees (the "Plan").  The purpose of the Plan is to allow the
Eligible Trustees to defer receipt of all or a portion of the compensation they earn as directors in lieu of receiving current payments of such compensation.  The Plan is not covered by the Employee Retirement Income
Security Act of 1974, as amended.  It shall be effective as of December 1,
2006. The Plan is intended to supersede and to consolidate all non-qualified deferred compensation arrangements with Trustees previously instituted by the
Funds.

1.    DEFINITION OF TERMS AND CONSTRUCTION

      1.1   Definitions.  Unless a  different  meaning is  plainly  implied by the  context,  the  following  terms as used in this Plan shall have the following meanings:

            "Administrator" shall mean the Treasurer of the Funds.

            "Beneficiary"   shall  mean  such  person  or  persons  designated
            pursuant  to  Section  4.7 hereof to  receive  benefits  after the death of the Trustee.

            "Board of Trustees" shall mean the Board of Trustees of the Funds.

            "Change  in  Control"  shall  mean a change  in the  ownership  or effective  control of a corporation,  or a change in the ownership of a  substantial  portion  of the assets of the  corporation,  as defined  under  Section  409A  of  the  Code  and  any  subsequent guidance interpreting Section 409A.

            "Code"  shall mean the Internal  Revenue Code of 1986,  as amended from time to time, or any successor statute.

            "Compensation"  shall mean the amount of  directors'  fees payable by the  Funds to the  Trustee  during  a  Deferral  Year  prior to reduction for Compensation Deferrals made under this Plan.

            "Compensation  Deferral"  shall  mean the amount or amounts of the
            Trustee's Compensation deferred under this Plan.

            "Deferral  Account"  shall mean the account  maintained to reflect the Trustee's  Compensation  Deferrals  made pursuant to this Plan and any other credits or debits thereto.

            "Deferral  Election"  shall  mean the  Eligible  Trustee's  annual election  to  defer  his or her  compensation  under  Section  3.1 hereof.

            "Deferral  Election  Notice"  shall mean the notice  described  in
            Section  3.1  hereof,  a sample  copy of which is attached to this
            Plan.

            "Deferral  Year" shall mean each  calendar  year during  which the
            Trustee  makes,  or is  entitled to make,  Compensation  Deferrals under Section 3 hereof.

            "Designated  Investment" shall mean the investment medium selected by an Eligible Trustee under Section 3.3.

            "Disabled"  shall  mean (i)  unable to  engage in any  substantial gainful activity by reason of any medically  determinable physical or mental  impairment  which can be expected to result in death or can be expected to last for a  continuous  period of not less than
            12  months,  or  (ii)  by  reason  of any  medically  determinable physical or mental  impairment  which can be expected to result in death or can be  expected to last for a  continuous  period of not less than 12 months,  receiving income replacement  benefits for a period  of not less than 3 months  under an  accident  and  health plan covering employees of the Eligible Trustee's employer.

            "Eligible  Trustee"  shall mean a member of the Board of  Trustees who is not  an  "affiliated  person"  of the  investment  adviser, administrator  or principal  underwriter  of any of the Funds,  as such term is  defined  under  Section  2(a)(3)  of the  Investment
            Company Act of 1940, as amended.

            "Hardship   and   Unforeseeable   Emergency"   shall  mean  severe
            financial  hardship to an Eligible Trustee resulting from a sudden and unexpected  illness or accident of the Eligible  Trustee,  the spouse of an Eligible  Trustee or a dependent  (within the meaning of Section 152(a) of the Code), of the Eligible  Trustee,  loss of the Eligible Trustee's property due to casualty,  or other similar
            extraordinary  and  unforeseeable   circumstances,   arising  from
            events   beyond   the   Eligible   Trustee's   control.    Whether
            circumstances  constitute a Hardship and  Unforeseeable  Emergency depends on the facts of each  case,  as  determined  by the Board, but in any case does not include a hardship that may be relieved:

            (1)   through   reimbursement  or  compensation  by  insurance  or
            otherwise;

            (2)   by  liquidation  of the  Eligible  Trustee's  assets  to the extent  that  liquidation  itself  would not  cause  such a severe financial hardship; or

            (3)   by ceasing  to defer  receipt  of any  Compensation  not yet earned.

            The term  "Hardship and  Unforeseeable  Emergency"  shall have the same  meaning  as the term  "unforeseeable  emergency"  as used in
            Regulations  issued under  Section 409A of the Code,  and shall be applied  accordingly.  The  need  to send  an  Eligible  Trustee's child to  college  and the  desire to  purchase  a home  shall not constitute a Hardship and Unforeseeable Emergency.

            "Investment  Direction  Notice" shall mean the notice described in
            Section  3.3  hereof,  a sample  copy of which is attached to this
            Plan.

            "Regulations"  shall mean  Treasury  Regulations  issued under the
            Code, whether proposed, temporary, or final.

            "Separation  from  Service"  shall  mean  the  date as of which an
            Eligible Trustee ceases to be a member of the Board of Trustees.

            "Valuation  Date"  shall  mean  the  last  business  day  of  each calendar  year  and  any  other  day  upon  which  a Fund  makes a valuation of the Deferral Account.

      1.2   Plurals  and Gender.  Where  appearing  in this Plan the  singular shall  include  the plural and the  masculine  shall  include  the feminine,  and vice versa,  unless the context clearly indicates a different meaning.

      1.3   Trustees and Directors.  Where  appearing in this Plan,  "Trustee"
            shall also refer the "Director"  and "General  Partner" and "Board of  Trustees"  shall  also  refer  to  "Board  of  Directors"  and
            "General  Partners"  and,  where the  context  permits,  "Eligible
            Trustees."

      1.4   Headings.  The headings and  subheadings in this Plan are inserted for the  convenience  of  reference  only and are to be ignored in any construction of the provisions hereof.

2.    PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

      2.1   Commencement  of  Compensation  Deferrals.  The Trustee may elect, on a  Deferral  Election  Notice  submitted  to  the  Administrator,  to commence  Compensation  Deferrals  under Section 3 hereof for the period beginning on the date such form is submitted to the Administrator.

      2.2   Termination  of  Deferrals.  The Trustee  shall not be eligible to make Compensation  Deferrals with respect to a Fund after the earlier of the following dates:

            (a)   The date on which he or she  ceases to serve as a Trustee of that Fund; or

            (b)   The effective date of the termination of this Plan.

3.    COMPENSATION DEFERRALS

      3.1   Compensation Deferral Elections.

            (a)   On or  prior  to  December  15 of  the  year  preceding  the
                  Deferral Year, an Eligible  Trustee may elect, on a Deferral
                  Election  Notice in the form attached to this Plan, to defer the  receipt of all or a portion of his or her  Compensation for such  Deferral  Year.  A Deferral  Election  shall apply only to the  single  Deferral  Year  for  which  a  Deferral
                  Notice has been  submitted in  accordance  with this Plan; a new  Deferral  Election  must be  filed  for any  subsequent
                  Deferral  Year  for  which an  Eligible  Trustee  wishes  to participate  in this  Plan.  The  Deferral  Election  Notice shall include:

                  (1)   The  amount  or  percentage  of   Compensation  to  be
                        deferred;

                  (2)   If the period of deferral is not  specified  to end as
                        of the date of the Trustee's  Separation from Service,
                        the  number  of  whole  years  for  which  receipt  of
                        Compensation is to be deferred,  which number of whole
                        years must be three or more,  provided that the period
                        of  deferral  may  not  extend  beyond  the  Trustee's
                        Separation from Service;

                  (3)   The  manner  of  distribution  of  such   Compensation
                        Deferrals (i.e.,  whether in a lump sum or in a number
                        of annual installments);

                  (4)   A  completed  and  signed   "Beneficiary   Designation
                        Notice" in the form attached to this Plan; and

                  (5)   A completed and signed "Investment  Direction Notice,"
                        in the form attached to this Plan.

(b)   Compensation   Deferrals   shall  be  withheld   from  each  payment  of
                  Compensation  by the Funds to the Trustee in accordance with the  amount  of  Compensation  Deferrals  specified  by  the
                  Trustee in his or her Deferral Election Notice.

      3.2   Valuation of Deferral Account.

            (a)   The Funds shall establish a bookkeeping  Deferral Account to which  will be  credited  an amount  equal to the  Trustee's
                  Compensation   Deferrals   under  this  Plan.   Compensation
                  Deferrals shall be allocated to the Deferral  Account on the first  business  day  following  the date such  Compensation
                  Deferrals are withheld from the Trustee's  Compensation.  As of the date of this Plan,  the  Deferral  Account also shall be credited  with the amount  credited to the Trustee  under
                  each  other  outstanding   elective  deferred   compensation
                  agreement  entered  into by and  between  the  Fund  and the
                  Trustee  which is superseded by the Plan pursuant to Section
                  6.9  hereof.  The  Deferral  Account  shall  be  debited  to reflect any  distributions  from such  Account.  Such debits shall be allocated  to the  Deferral  Account as of the date such distributions are made.

(b)   As  of  each  Valuation  Date,   income,   gain  and  loss   equivalents
                  (determined  as if the  Deferral  Account is invested in the manner set forth under Section 3.3,  below)  attributable to the  period  following  the next  preceding  Valuation  Date
                  shall  be  credited  to  or  deducted   from  the  Trustee's
                  Deferral Account.

3.3   Investment of Deferral Account Balance.

            (a)   (1)   At the  time  of  submission  of a  Deferral  Election
                  Notice, the Trustee shall select,  from various options made available  by the  Funds,  the  investment  media  (each,  a
                  "Designated  Investment") in which all or part of his or her
                  Deferral  Account shall be deemed to be invested;  provided, however,  that the  total  number  of  different  Designated
                  Investments  selected by a Trustee in all Deferral  Election
                  Notices for all Deferral Years may not exceed six (6).

(2)   The  Trustee  shall  select  Designated  Investments  on  an  Investment
                  Direction  Notice in the form  attached  to this  Plan.  The
                  Trustee may amend his or her  investment  designation  as of
                  the  end  of  each  calendar   quarter  by  giving   written
                  direction  to the  Administrator  at least 30 days  prior to the end of such  calendar  quarter.  A  timely  change  to a
                  Trustee's  Designated  Investments shall become effective on the first day of the calendar quarter  following  receipt by the Administrator.

(3)   The  investment  media deemed to be made  available to the Trustee,  and any limitation on the maximum or minimum  percentages of the
                  Trustee's  Deferral  Account  that  may be  invested  in any particular  medium,  shall be the same as from  time-to-time communicated to the Trustee by the  Administrator,  and need not be  limited  to the  Funds  themselves.  The Fund  shall provide a quarterly  statement  to the Trustee  showing such information  as  is  appropriate,  including  the  aggregate amount in the Deferral Account,  as of a reasonably  current date.

(b)   Except as  provided  below,  the  Trustee's  Deferral  Account  shall be deemed  to  be  invested  in  accordance  with  his  or  her investment designations,  provided such designations conform to the provisions of the Plan.  If

(1)   the Trustee does not furnish the Administrator  with written  investment instructions,

(2)   the written investment  instructions from the Trustee are unclear or not in conformity with this Plan, or

(3)   less than all of the  Trustee's  Deferral  Account  is  covered  by such written investment instructions,

                  then  any  portion  of  the   Trustee's   Deferral   Account
                  corresponding   to  a   Deferral   Election   Notice  or  an
                  Investment  Direction  Notice that is not in conformity with the Plan shall be deemed to be invested  in the  Oppenheimer
                  Money  Market  Fund  until  such time as the  Trustee  shall
                  provide  the  Administrator   with  appropriate   investment
                  instructions.

            (c)   If a Designated Investment pays a stock dividend on, or
                  splits, combines, reclassifies or substitutes other
                  securities by merger, consolidation or otherwise for its
                  outstanding shares, the Trustee's Deferral Account shall be adjusted in order to preserve rights substantially
                  proportional to the rights deemed held immediately prior to such event.  On each payment date of dividends or capital
                  gains distributions declared on shares of any Designated
                  Investment in which an Eligible Trustee's Deferral Account is deemed invested, the Deferral Account will be credited
                  with appropriate adjustments reflecting all dividends or
                  capital gains distributions which would have been realized had such account been invested in shares of such Designated
                  Investment and such dividend or capital gains distribution had been received and reinvested.  The adjustments under
                  this subsection (c) shall be deemed to be made if the
                  amount in the Trustee's Deferral Account is actually
                  invested in shares of the Designated Investment undergoing the event requiring adjustment hereunder.

            (d)   If a Designated Investment is liquidated, an Eligible
                  Trustee may file with the Administrator a revised
                  Investment Direction Notice specifying an investment medium under this Plan in which the amount of his or her Deferral
                  Fund previously invested in the liquidated Designated
                  Investment shall be deemed invested.  If no such revised
                  notice is received by the Administrator, the amount of the
                  Trustee's Deferral Account attributable to the liquidated
                  Designated Investment shall be deemed invested in the
                  Oppenheimer Money Market Fund.

4.    DISTRIBUTIONS FROM DEFERRAL ACCOUNT

      4.1   Eligible  Trustee's  Election.  An Eligible Trustee shall elect at
            the   time  of  his  or  her   Deferral   Election   the  form  of
            distribution, which may be either:

            (a)   Lump sum;

            (b)   Annual  installments  over a period of five (5) years,  with each installment  being equal to the balance in the Deferral
                  Account  immediately  prior to  payment  of the  installment divided by the number of  installments  remaining to be paid
                  (including  the  installment  the  amount  of which is being determined);

            (c)   Annual  installments  over a period of ten (10) years,  with each installment  being equal to the balance in the Deferral
                  Account  immediately  prior to  payment  of the  installment divided by the number of  installments  remaining to be paid
                  (including  the  installment  the  amount  of which is being determined); or

            (d)   Annual  installments  over a period of fifteen  (15)  years, with each  installment  being  equal to the  balance  in the
                  Deferral  Account   immediately  prior  to  payment  of  the
                  installment divided by the number of installments  remaining to be paid  (including the  installment  the amount of which
                  is  being   determined);   provided,   however,   that  this
                  distribution  schedule  may be elected  only in  conjunction
                  with   the   Eligible   Trustee's   election   to   commence
                  distributions upon a Separation from Service.

            If an Eligible  Trustee  fails to designate the period of deferral or the  manner  of  distribution  to apply to his or her  Deferral
            Account,  the Deferral  Account shall be distributed in a lump sum upon the Eligible Trustee's Separation from Service.

      4.2   Special  Election.  Prior to January 1,  2007,  Eligible  Trustees
            may elect to change on a one-time basis the  distribution  date or distribution  schedule  applicable  to any  deferred  compensation deferred in prior  years to a  distribution  date or  distribution
            schedule  permitted  under  this  Plan.  However,   conversion  is
            available  only with respect to amounts  that would not  otherwise be  payable  in 2006,  and may not  cause an  amount to be paid in
            2006 that would not otherwise be payable in such year.

      4.3   Hardship  and  Unforeseeable  Emergency.  An Eligible  Trustee may
            request  at any  time a  withdrawal  of part or all of the  amount then  credited  to his or  her  Deferral  Account  on  account  of
            Hardship  and  Unforeseeable  Emergency  by  submitting  a written request to the  Administrator  accompanied by evidence that his or her financial  condition  constitutes a Hardship and Unforeseeable
            Emergency.  The  Administrator  shall  forward such request to the
            Board,  which  will  review the  Eligible  Trustee's  request  and
            determine   the  extent,   if  any,  to  which  such   request  is
            justified.  Any such  withdrawal  shall be  limited  to an  amount necessary to meet the Hardship and  Unforeseeable  Emergency  plus amounts necessary to pay taxes reasonably  anticipated as a result of the distribution,  but not more than the amount of the Eligible
            Trustee's Deferral Account.

      4.4   Disability.  If an Eligible  Trustee becomes Disabled prior to the commencement of the  distribution  of the amounts  credited to his or her  Deferral  Account,  the Board may cause part or all of the amount  then  credited  to  his  or  her  Deferral  Account  to be distributed  to him or her or to his or her  legal  representative in a lump sum,  subject to such rules or  procedures  as the Board may determine.

      4.5   Change in Control.  [Reserved.]

      4.6   Death Prior to Complete  Distribution  of Deferral  Account.  Upon
            the death of the  Trustee,  the balance of such  Account  shall be distributed  to his or her  Beneficiary  in a lump  sum as soon as practicable  after the Trustee's  death. In the event of the death of the Trustee after the  commencement of such  distribution,  but prior  to  the  complete  distribution  of  his  or  her  Deferral
            Account,  the  balance  of  the  amounts  credited  to  his or her
            Deferral  Account shall be distributed  to his or her  Beneficiary
            over  the   remaining   period  during  which  such  amounts  were
            distributable to the Trustee under Section 4.1 hereof.

      4.7   Designation  of  Beneficiary.  For purposes of Section 4.2 hereof, the  Trustee's  Beneficiary  shall be the  person  or  persons  so designated  by the Trustee in a written  instrument  submitted  to the  Administrator.  In the event the  Trustee  fails to  properly designate  a  Beneficiary,  his or her  Beneficiary  shall  be the person  or  persons  in the  first  of the  following  classes  of successive preference  Beneficiaries surviving at the death of the
            Trustee: the Trustee's (1) surviving spouse or (2) estate.

      4.8   Payments  Due Missing  Persons.  The Funds shall make a reasonable effort to locate  all  persons  entitled  to  benefits  under this
            Plan. However,  notwithstanding any provisions of this Plan to the contrary,  if, after a period of five (5) years from the date such benefit shall first become payable,  any such persons  entitled to benefits  have not been  located,  their  rights  under  this Plan shall stand suspended.  Before this provision  becomes  operative, the Fund  shall  send a  certified  letter to all such  persons to their last known address  advising them that their  benefits under this Plan shall be  suspended.  Any such  suspended  amounts shall be held by the Fund for a period  of three  (3)  additional  years
            (or a total of eight (8) years  from the time the  benefits  first become payable) and thereafter,  if unclaimed,  such amounts shall be forfeited.

5.    AMENDMENTS AND TERMINATION

      5.1   Amendments

(a)   The Funds and the Trustee  may, by a written  instrument  signed by both
                  such  parties,   amend  a  Trustee's  deferred  compensation
                  arrangement  under this Plan at any time and in any  manner, provided  that any such  amendment  must comply with Section
                  409A of the Code and no such  amendment may  accelerate  the distribution from the Trustee's  Deferral Account of amounts previously deferred,  unless permitted under Section 409A of the Code.

(b)   The Funds  reserve the right to amend,  in whole or in part,  and in any manner,  any or all of the provisions of this Plan by action of their  respective  Boards of Trustees for the purposes of complying  with  any  provision  of the  Code  or any  other technical or legal requirements, provided that:

(1)   No such  amendment  shall make it possible for any part of the Trustee's
                  Deferral  Account to be used for, or diverted  to,  purposes other than for the  exclusive  benefit of the Trustee or his
                  or  her  Beneficiaries,   except  to  the  extent  otherwise
                  provided in this Plan or permitted under Section 409A; and

(2)   No such  amendment  may  reduce  the  amount of the  Trustee's  Deferral
                  Account as of the effective date of such amendment.

5.2   Termination.  The Funds  may,  by action of the  Board,  terminate  this
            Plan at any time.  The rights of a Trustee to his or her  Deferral
            Account  shall  become  payable  as of  the  Valuation  Date  next following the effective date of the  termination of this Plan only if the Board  determines  that such payment does not constitute an
            "impermissible   acceleration"  of  deferred   compensation  under
            Section 409A of the Code.

6.    MISCELLANEOUS

      6.1   Rights of Creditors.

            (a)   This Plan is unfunded and is not  creating a Trust.  Neither the Trustee nor any other  persons  shall have any  interest in any  specific  asset or  assets  of any Fund by reason of any Deferral  Account  hereunder,  nor any rights to receive distribution of his or her Deferral  Account except,  and as to the  extent,  expressly  provided  hereunder.  The  Funds shall not be  required to  purchase,  hold or dispose of any investments  pursuant to this Plan;  however, if in order to cover its  obligation  hereunder  a Fund  elects to purchase any  investments,  the same shall  continue for all purposes to be a part of the  general  assets  and  property  of that
                  Fund,  subject to the claims of its general creditors and no
                  person   other  than  that  Fund  shall  by  virtue  of  the
                  provisions  of this Plan have any  interest  in such  assets other than an interest as a general creditor.

            (b)   The  rights  of the  Trustee  and the  Beneficiaries  to the amounts held in the
                  Deferral  Account are  unsecured and shall be subject to the claims  of  creditors  of the  Funds.  With  respect  to the payment of  amounts  held under the  Deferral  Account,  the
                  Trustee  and his or her  Beneficiaries  have the  status  of unsecured  creditors of the Funds.  This Plan is executed on behalf  of the Funds by an  officer  of the Fund as such and not  individually.  Any  obligation  of the  Fund  hereunder shall be an unsecured  obligation of the Fund and not of any other person.

      6.2   Agents.   The  Funds  may  employ  agents  and  provide  for  such
            clerical,   legal,  actuarial,   accounting,   advisory  or  other
            services as they deem  necessary  to perform  their  duties  under this  Plan.  The Funds  shall bear the cost of such  services  and all other expenses incurred in connection with the  administration of this Plan.

      6.3   Incapacity.  If the Board shall receive  evidence  satisfactory to it that the  Trustee or any  Beneficiary  entitled  to receive any benefit  under the Plan is, at the time when such benefit  becomes payable,  a minor,  or is  physically or mentally  incompetent  to receive such  benefit and to give a valid  release  therefor,  and that another person or an  institution is then  maintaining or has custody  of the  Trustee  or  Beneficiary  and  that no  guardian, committee or other  representative of the estate of the Trustee or
            Beneficiary  shall  have been duly  appointed,  the Board may make payment  of such  benefit  otherwise  payable  to the  Trustee  or
            Beneficiary  to such  other  person or  institution,  including  a custodian  under a Uniform  Gifts to Minors Act, or  corresponding legislation  (who shall be an adult,  a guardian of the minor or a
            trust   company),   and  the  release  of  such  other  person  or
            institution  shall  be a  valid  and  complete  discharge  for the payment of such benefit.

      6.4   Governing  Law.  This Plan  shall be  governed  by the laws of the
            State of New York.

      6.5   Non-guarantee  of  Trusteeship.  Nothing  contained  in this  Plan shall be  construed as a contract or guarantee of the right of the
            Trustee to be, or remain as, a director  of any Fund or to receive any, or any particular rate of, Compensation from any Fund.

      6.6   Counsel.  The Funds may consult  with legal  counsel  with respect to the  meaning  or  construction  of the Plan,  their  respective obligations  or duties  hereunder or with respect to any action or proceeding  or any  question  of law,  and  they  shall  be  fully protected  with  respect to any  action  taken or omitted by it in good faith pursuant to the advice of legal counsel.

      6.7   Non-transferability  of  Interests.   An  Eligible  Trustee's  and
            Beneficiaries'  interests  in  the  Deferral  Account  may  not be
            anticipated,   sold,  encumbered,   pledged,  mortgaged,  charged,
            transferred,  alienated, assigned nor become subject to execution, garnishment  or attachment  and any attempt to do so by any person shall be deemed null and void;  the Funds shall not  recognize the rights of any party under this Plan except  those of the  Eligible
            Trustee or his or her Beneficiary;  provided that this Section 6.7 shall not preclude the Funds from  offsetting  any amount  payable to an  Eligible  Trustee  hereunder  by any  amount  owed  by such
            Eligible Trustee to the Funds.

      6.8   Notices.  For  purposes  of  this  Plan,  notices  and  all  other communications  provided  for in this Plan shall be in writing and shall be deemed to have been duly given when delivered  personally or mailed by United States  registered or certified  mail,  return receipt requested,  postage prepaid,  or by nationally  recognized overnight  delivery service providing for a signed return receipt, addressed  to the  Trustee  at the home  address  set forth in the
            Funds'  records  and to the Funds at the  address set forth on the first page of this  Plan,  provided  that all  notices to the Fund shall be  directed to the  attention  of the  Administrator  or to such  other  address  as either  party may have  furnished  to the other in writing in  accordance  herewith,  except  that notice of change of address shall be effective only upon receipt.

      6.9   Effect on Other Deferred  Compensation  Policies.  Effective as of
            the date hereof,  this Plan replaces,  and  supersedes,  all other non-qualified  elective  deferred  compensation  policies  of  the
            Funds with respect to Trustees.

      6.10  Interpretation  of Plan.  Interpretations  of, and  determinations related to,  this Plan made by the Funds in good faith,  including any  determinations of the amounts of the Deferral Account,  shall be  conclusive  and binding upon all  parties;  and the Fund shall
            not   incur   any   liability   to  the   Trustee   for  any  such
            interpretation  or  determination  so made or for any other action taken by it in connection with this Plan in good faith.

      6.12  Successors  and Assigns.  This  Agreement  shall be binding  upon, and shall inure to the benefit of, the Funds and their  respective successors  and  assigns  and to the Trustee and his or her heirs, executors, administrators and personal representatives.

      6.13  Severability.  In the  event  any one or more  provisions  of this
            Agreement   are  held  to  be  invalid  or   unenforceable,   such
            illegality  or  unenforceability  shall not affect the validity or enforceability  of the  other  provisions  hereof  and such  other provisions  shall  remain in full force and effect  unaffected  by such invalidity or unenforceability.

      IN WITNESS  WHEREOF,  the Funds have  caused this Plan to be executed as of the day and year first above written.

BOARD OF TRUSTEES OF THE FUNDS

By:  ________________________________

Name: _______________________________

Title:  ________________________________

SCHEDULE A

Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer New Jersey Municipal Fund
Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Portfolio Series - Active Allocation Fund
Oppenheimer Portfolio Series - Aggressive Investor Fund
Oppenheimer Portfolio Series - Conservative Investor Fund
Oppenheimer Portfolio Series - Moderate Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester National Municipals
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Tremont Market Neutral Fund, LLC
Oppenheimer Tremont Opportunity Fund, LLC
OFI Tremont Core Strategies Hedge Fund
OFI Tremont Market Neutral Hedge Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund

                               OPPENHEIMER FUNDS
                          COMPENSATION DEFERRAL PLAN
                           DEFERRAL ELECTION NOTICE

TO:         Administrator of the  Compensation  Deferral Plan for the Funds on
Schedule A

FROM:
                                          [Name of Trustee]

DATE:       ___________________________

      Under the Oppenheimer Funds  Compensation  Deferral Plan (the "Plan"), I
hereby make the following election:

      Deferral of Compensation

      Starting with ____________________________________,  I hereby elect that
_____________________  percent (_____ %) of my Compensation from the Funds (as defined under the Plan) be reduced and that the Funds  establish a bookkeeping account  credited with amounts  equal to the amount so reduced (the  "Deferral
Account").  The  Deferral  Account  shall  be  further  credited  with  income equivalents as provided under the Plan.

      Election of Deferral Period

I am required under the Plan to elect the time period for which Compensation
Deferrals (plus applicable investment return) are to be deferred.  My election shall specify either (a) a number of years (three or more) for the deferral or (b) that the deferral continue until my Separation from Service.

I hereby make the following elections regarding my Compensation Deferrals under the Plan:

------------------------------------------------------------------------------
      Choose one:
------------------------------------------------------------------------------

|_|   The compensation I elect to defer under the Plan is to be deferred for
___ years
      (must be three or more whole years), but not beyond my Separation from
Service; or

------------------------------------------------------------------------------
|_|   The compensation I elect to defer under the Plan is to be deferred until my
      Separation from Service.

------------------------------------------------------------------------------

      Form of Distribution

I am required to elect the form of distribution, which may be either (a) a lump sum, (b) equal annual installments over five years, (c) equal annual installments over ten years, or (d) equal annual installments over fifteen years.

------------------------------------------------------------------

            My distributions from the Plan are to be in the form
            of:
------------------------------------------------------------------

------------------------------------------------------------------
                  (Choose one)
------------------------------------------------------------------

                  |_|   a lump sum;

                  |_|   equal annual installments over five (5)
                        years;

                  |_|   equal annual installments over ten (10)
                        years; or

                  |_|   equal annual installments over fifteen
                        (15) years (this option may be chosen
                        only if my distributions are to begin
                        upon Separation from Service).

      I understand that the amounts held in the Deferral  Account shall remain the general assets of the Funds and that,  with respect to the payment of such amounts,  I am  merely  a  general  creditor  of the  Funds.  I may not  sell, encumber,  pledge,  assign or  otherwise  alienate  the amounts held under the
Deferral Account.

      I hereby  agree that the terms of the Plan are  incorporated  herein and are made a part hereof.  Dated as of the day and year first above written.

WITNESS:                                  TRUSTEE:

WITNESS:                                  RECEIVED BY:

                                          Date:  _________________

SCHEDULE A

Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer New Jersey Municipal Fund
Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Portfolio Series - Active Allocation Fund
Oppenheimer Portfolio Series - Aggressive Investor Fund
Oppenheimer Portfolio Series - Conservative Investor Fund
Oppenheimer Portfolio Series - Moderate Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester National Municipals
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Tremont Market Neutral Fund, LLC
Oppenheimer Tremont Opportunity Fund, LLC
OFI Tremont Core Strategies Hedge Fund
OFI Tremont Market Neutral Hedge Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund

                              OPPENHEIMER FUNDS
                          COMPENSATION DEFERRAL PLAN
                          INVESTMENT DIRECTION NOTICE

TO:         Administrator of the  Compensation  Deferral Plan for the Funds on
            Schedule A

FROM:
                                          [Name of Trustee]

DATE:       ___________________________

      Under the Oppenheimer Funds  Compensation  Deferral Plan (the "Plan"), I
hereby  elect that my  Deferral  Account  under the Plan be  considered  to be invested in the following Designated Investments:

            _______________________________  Fund _______________%

            _______________________________  Fund _______________%

            _______________________________  Fund _______________%

            _______________________________  Fund _______________%

            _______________________________  Fund _______________%

            _______________________________  Fund _______________%

      I acknowledge  that I may amend this Investment  Direction Notice in the manner, and at such time, as permitted under the Plan.

      I further  acknowledge  that the total number of Designated  Investments selected  by me under the Plan for all  Deferral  Years may not exceed six (6)
and that if my total exceeds this number then the corresponding  portion of my
Deferral  Account  shall be deemed to be  invested  in the  Oppenheimer  Money
Market  Fund until I provide the  Administrator  with  appropriate  investment instructions.

WITNESS:                                  TRUSTEE:

WITNESS:                                  RECEIVED BY:

                                          Date:  _______________

SCHEDULE A

Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer New Jersey Municipal Fund
Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Portfolio Series - Active Allocation Fund
Oppenheimer Portfolio Series - Aggressive Investor Fund
Oppenheimer Portfolio Series - Conservative Investor Fund
Oppenheimer Portfolio Series - Moderate Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester National Municipals
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Tremont Market Neutral Fund, LLC
Oppenheimer Tremont Opportunity Fund, LLC
OFI Tremont Core Strategies Hedge Fund
OFI Tremont Market Neutral Hedge Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund

                              OPPENHEIMER FUNDS
                          COMPENSATION DEFERRAL PLAN
                        BENEFICIARY DESIGNATION NOTICE

TO:         Administrator  of  Compensation  Deferral  Plan  for the  Funds on
            Schedule A

FROM:
                                          [Name of Trustee]

DATE:       ___________________________

      Under the  Oppenheimer  Funds  Compensation  Deferral  Plan for Eligible
Trustees (the "Plan"),  I hereby make the following beneficiary designations:

I.  Primary Beneficiary

      I  hereby  appoint  the  following  as my  Primary  Beneficiary(ies)  to receive at my death the amounts  held in my Deferral  Account  under the Plan.
In the event I am survived by more than one Primary Beneficiary,  such Primary
Beneficiaries  shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

Name                                Relationship

Address

City                                State                   Zip

II.  Secondary Beneficiary

      In the event I am not  survived  by any  Primary  Beneficiary,  I hereby appoint the following as Secondary  Beneficiary(ies) to receive death benefits under  the  Plan.  In the  event I am  survived  by more  than  one  Secondary
Beneficiary,  such  Secondary  Beneficiaries  shall  share  equally  unless  I indicate otherwise on an attachment to this form:

Name                                Relationship

Address

City                                State                   Zip

(if more than one secondary beneficiary,  attach a sheet of paper listing each secondary beneficiary, relationship and address)

      I understand  that I may revoke or amend the above  designations  at any time.  I  further  understand  that if I am not  survived  by any  Primary  or
Secondary Beneficiary, my Beneficiary shall be as set forth under the Plan.

WITNESS:                                  TRUSTEE:

WITNESS:                                  RECEIVED BY:

                                          Date:  _______________

SCHEDULE A

Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer New Jersey Municipal Fund
Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Portfolio Series - Active Allocation Fund
Oppenheimer Portfolio Series - Aggressive Investor Fund
Oppenheimer Portfolio Series - Conservative Investor Fund
Oppenheimer Portfolio Series - Moderate Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester National Municipals
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Tremont Market Neutral Fund, LLC
Oppenheimer Tremont Opportunity Fund, LLC
OFI Tremont Core Strategies Hedge Fund
OFI Tremont Market Neutral Hedge Fund
Oppenheimer U.S. Government Trust
Oppenheimer Value Fund